EXHIBIT 10.23

                          CONSULTING SERVICES AGREEMENT

      AGREEMENT made as of the 1st day of January, 1997 by and between MICRO WAREHOUSE, INC., a Delaware corporation, whose principal office is located at 535 Connecticut Avenue, Norwalk, Connecticut (hereinafter referred to as "Company") and FELIX DENNIS, 39 Goodge Street, London, W1P 1FD, England (hereinafter referred to as "Consultant").

                               W I T N E S S E T H

      WHEREAS, an Amendment to Consulting Services Agreement dated as of January 1, 1992 between the Company and Consultant expired on December 31, 1996; and

      WHEREAS, the Company is desirous of retaining Consultant to provide certain consultancy services for the Company as set forth herein; and

      WHEREAS, Consultant is willing to perform such services under the terms and conditions recited herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

      1. Consulting Services. The Company hereby retains Consultant and Consultant hereby agrees to render such services as he has previously rendered to the Company as the Company from time to time shall require such services. Consultant agrees to perform such
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consulting services related to the business of the Company as shall from time to time be mutually agreed.

      2. Term of Engagement. The engagement hereunder shall be for a period which shall commence on January 1, 1997 and shall end on December 31, 1997 (the "Term of Engagement").

      3. Compensation.

            3.1 Compensation. As compensation for services to be rendered hereunder, the Company shall during the Term of Engagement pay to Consultant Fifty Thousand Dollars ($50,000) which shall be payable in equal quarterly installments on March 31, June 30, September 30, and December 31 in arrears.

            3.2 No Other Benefits. With the exception of reasonable expenses incurred by the Consultant in connection with the discharge of his duties described herein, no other fringe benefits, perquisites, or other benefits are included in this Agreement.

      4. Intellectual Property; Confidentiality. Consultant agrees that he will not divulge to anyone other than authorized representatives of the Company any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company, including without limitation all types of trade secrets, unless such information is readily ascertainable from public or published information or trade sources. Consultant further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of the Company.

      5. Reimbursement of Expenses. Consultant shall be entitled to be reimbursed for travel and other expenses incurred in connection with
Consultant's services to the Company during the Term of Engagement.
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      6. Breach by Consultant. The parties hereto recognize that the services to be rendered under this Agreement by Consultant are special, unique and extraordinary in character, and that in the event of a breach by Consultant of the terms and conditions of this Agreement to be performed by Consultant, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain direct and actual damages for any breach of this Agreement, or to enforce the specific performance thereof by Consultant, or to obtain such other and further relief as the court may deem proper.

      7. Relationship. The relationship of Consultant to the Company shall be that of independent contractor. Nothing herein shall be deemed to constitute an employment or agency relationship between Consultant and the Company. Nevertheless, nothing contained herein shall be deemed to preclude the creation of such relationship by separate agreement of the parties, in writing, for a particular purpose. Except as expressly agreed in writing, Consultant shall not have the authority to obligate, bind or commit the Company in any manner whatsoever. Unless required by statute, regulation or treaty, the Company shall not (i) withhold any monies payable hereunder in respect of any Federal, State, local or foreign withholding tax or other similar tax or regulation or (ii) provide Consultant with any worker's compensation, disability insurance; or
(iii) pay for other insurance coverage.

      8. Consultant's Warranties and Representation. The Consultant warrants and represents that he has full power and authority to enter into this Agreement and to perform the obligations hereunder and that to the best of his knowledge, there are no suits or proceedings pending or threatened against or affecting him, which if adversely determined, would impair the terms of this Agreement. No consent of any other party and no declaration with any
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governmental authority, bureau or agency is required in connection with the execution or performance of this Agreement.

      9. Company's Warranties and Representation. The Company represents and warrants that it has the full power and authority to enter into this Agreement and to perform the obligations hereunder and that to the best of its knowledge, there are no suits or proceedings pending or threatened against or affecting it which, if adversely determined, would impair the terms of this Agreement. No consent of any other party and no declaration with any governmental authority, bureau or agency is required in connection with the execution or performance of this Agreement.

      10. Survival of Warranties and Representations. All warranties and representations made by the parties hereunder shall survive the termination of this Agreement.

      11. Waiver. No failure on the part of any party hereto to enforce the breach of any of the obligations, agreements or conditions hereunder shall be construed as a waiver of such breach or any subsequent performance hereunder unless such waiver shall be in writing signed by the party to whom such obligations or compliance is owed. No executory agreement shall be effective to change or modify or to discharge in whole or in part this Agreement unless such executory agreement is in writing and signed by the parties.

      12. Governing Law; Headings. This Agreement contains the entire agreement between the parties and shall be governed by the laws of the State of Connecticut without regard to its laws in the area of conflicts of law. Paragraph headings herein are for convenience of reference only and shall not be considered a part of this Agreement.

      13. Prior Agreements. This Agreement supersedes and terminates all prior agreements, written or oral, between the parties relating to the subject matter herein addressed.
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      14.Notices. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered properly given or made if sent by courier service or if transmitted (and actually received by the addressee) by any telecommunication device (e.g. telex or telecopier) or if sent to such party by prepaid first class certified mail, return receipt requested, or by courier service, to the addresses set forth below. Any party may change its address by giving notice in writing to the other parties of its new address.

            To the Company:               Micro Warehouse, Inc.
                                          535 Connecticut Avenue
                                          Norwalk, CT 06854
                                          Attention:  Linwood A. Lacy, Jr.
                                          Facsimile (203) 899-4400

            with a copy to:               Bruce L. Lev, Esquire
                                          Vice President and General Counsel
                                          Micro Warehouse, Inc.
                                          535 Connecticut Avenue
                                          Norwalk, CT 06854
                                          Facsimile (203) 899-4312

            To Consultant:                Mr. Felix Dennis
                                          c/o 39 Goodge Street
                                          London, England W1P 1FD
                                          Facsimile 011 44 171 636 1305

            with a copy to:               Michael H. Nixon, Esquire
                                          Gersten & Nixon
                                          National House
                                          60/66 Wardour Street
                                          London, England W1V 3HP
                                          Facsimile 011 44 171 734 2479

      16. Successors. This Agreement shall be binding on the parties hereto and their
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      successors.


            IN WITNESS WHEREOF, the Company has, by its appropriate officer, signed this Agreement, and Consultant, as an individual, has signed this Agreement, as of the 1st day of January, 1997.

                                          THE COMPANY

                                          MICRO WAREHOUSE, INC.

                                          By /s/ Linwood A. Lacy, Jr.
                                             -------------------------
                                                Linwood A. Lacy, Jr.
                                                Its President and Chief
                                                Executive Officer
                                                Hereunto Duly Authorized


      ATTEST:


      /s/ Bruce L. Lev
      ----------------
      Its Secretary

                                          CONSULTANT


                                          /s/ Felix Dennis
                                          ----------------
                                          Felix Dennis